Exhibit 4.5

ATRIUM COMPANIES, INC.,
as Issuer,

THE GUARANTORS named herein,
as Guarantors,

AND

U.S. BANK NATIONAL ASSOCIATION,
as successor Trustee

_______________________________________

FOURTH SUPPLEMENTAL INDENTURE

Dated as of April 6, 2004

TO THE

INDENTURE

Dated as of May 17, 1999

_______________________________________

$175,000,000

10 1/2% SENIOR SUBORDINATED NOTES DUE 2009, SERIES A

10 1/2 % SENIOR SUBORDINATED NOTES DUE 2009, SERIES B

FOURTH SUPPLEMENTAL INDENTURE, dated as of April 6, 2004 (this “Fourth Supplement”), by and among ATRIUM COMPANIES, INC., as Issuer (the “Company”), WING INDUSTRIES, INC., a Texas corporation, R.G. DARBY, INC., an Alabama corporation, TOTAL TRIM, INC., an Alabama corporation, ATRIUM DOOR AND WINDOW COMPANY OF ARIZONA, a Delaware corporation, ATRIUM DOOR AND WINDOW COMPANY OF THE NORTHEAST, a Connecticut corporation, ATRIUM DOOR AND WINDOW COMPANY — WEST COAST, a Texas corporation, ATRIUM VINYL, INC., a Delaware corporation, THERMAL INDUSTRIES, INC., a Delaware corporation, ATRIUM DOOR AND WINDOW COMPANY OF THE NORTHWEST, a Delaware corporation, ATRIUM DOOR AND WINDOW COMPANY OF THE ROCKIES, a Colorado corporation, ATRIUM EXTRUSION SYSTEMS, a Delaware corporation, MD CASTING, INC., a Delaware corporation, and ALUMINUM SCREEN MANUFACTURERS, INC., a Delaware corporation (collectively, the “Existing Guarantors”), and Superior Engineered Products Corporation, a California corporation (the “Additional Guarantor” and together with the existing Guarantors, the “Guarantors”), and U.S. Bank National Association as successor to STATE STREET BANK AND TRUST COMPANY, as Trustee (the “Trustee”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture, dated as of May 17, 1999, as amended from time to time (the “Indenture”), by and among the Company, the Existing Guarantors and the Trustee.

RECITALS:

WHEREAS, the Company and the Guarantors desire to amend the Indenture to add the Additional Guarantor as a Guarantor of the Company’s obligations under the Indenture, pursuant to Section 9.01(e) and Section 12.04 thereof.

NOW THEREFORE:

1.	Pursuant to Section 9.01(e) and Section 12.04 of the Indenture, the parties hereby agree to add, effective as of the date hereof, the Additional Guarantor as a Guarantor under the Indenture and the Additional Guarantor agrees to be subject to the provisions of the Indenture as a Guarantor by virtue of the execution of this Fourth Supplement and hereby agrees that the defined term “Guarantor” contained in Section 1.01 of the Indenture shall be deemed amended to include the Additional Guarantor. Each additional Guarantor shall execute and deliver to the Trustee contemporaneously herewith, for the equal and ratable benefit of the Holders of the Notes, a Guarantee in the form attached as Exhibit D to the Indenture.

2.	Nothing contained herein shall be deemed or construed to relieve any party to the Indenture of its obligations thereunder as in effect immediately prior to the effectiveness of this Fourth Supplement or to impair any of such obligations in any way and, except to the extent the Indenture is amended hereby, the Indenture shall remain in full force and effect and each of the parties hereto hereby confirms all the terms and provisions of the Indenture as amended hereby.

3.	This Fourth Supplement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

4.	This Fourth Supplement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflict of laws thereunder.

5.	The recitals contained in this Fourth Supplement shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplement.

IN WITNESS WHEREOF, the parties have caused this Fourth Supplement to the Indenture to be duly executed and attested as of the date and year first written above.

ATRIUM COMPANIES, INC.
By:
	Name:	Jeff L. Hull
	Title:	President and Chief Executive Officer

ATRIUM DOOR AND WINDOW COMPANY-
  WEST COAST
ATRIUM DOOR AND WINDOW COMPANY OF
  ARIZONA
ATRIUM DOOR AND WINDOW COMPANY OF
  THE NORTHEAST
ATRIUM DOOR AND WINDOW COMPANY OF
  THE NORTHWEST
ATRIUM DOOR AND WINDOW COMPANY OF
  THE ROCKIES
R.G. DARBY COMPANY, INC.
WING INDUSTRIES, INC.
TOTAL TRIM, INC.
ATRIUM VINYL, INC.
THERMAL INDUSTRIES, INC.
ATRIUM EXTRUSION SYSTEMS, INC.
MD CASTING, INC.
ALUMINUM SCREEN MANUFACTURERS, INC.
SUPERIOR ENGINEERED PRODUCTS CORPORATION

By:
	Name:	Jeff L. Hull
	Title:	President and Chief Executive Officer

[SIGNATURE PAGE FOLLOWS]

US BANK NATIONAL ASSOCIATION, as successor Trustee
By:
Name:
Title:

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